UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana 47705-0868
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (812) 464-9677

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On August 16, 2010, Integra Bank National Association (the "Bank"), the banking subsidiary of Integra Bank Corporation (the "Company"), received a Capital Directive issued August 12, 2010 by the Office of the Comptroller of the Currency ("OCC"), pursuant to its statutory authority.  The OCC will publish a copy of the Capital Directive on its website which is located at www.occ.treas.gov.

Under the terms of the Capital Directive, the Bank is required, within 90 days, to achieve and maintain the following minimum regulatory capital ratios: (1) Total risk-based capital at least equal to eleven and one-half percent (11.5%) of risk-weighted assets and (2) Tier 1 capital as least equal to eight percent (8%) of adjusted total assets.

The Board of Directors of the Bank is also required to submit to the Director of Special Supervision of the OCC (the "Director") within 30 days an acceptable Capital Plan covering at least a three-year period and describe the means and time schedule by which the Bank will achieve the required minimum capital ratios.  The Capital Directive specifies that the Bank may only pay a dividend to the Company when (1) the Bank is in compliance with the Capital Directive and will remain in compliance immediately following payment of the dividend; (2) the Bank is in compliance with applicable laws and regulations and (3) the Director has determined in writing that the Director has no supervisory objection to payment.

A copy of the Capital Directive is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The description of the Capital Directive set forth above is not complete, and is qualified by reference to the full text of the document. The Capital Directive has been promulgated in furtherance of the regulatory authority of the OCC and is not intended to modify the previous disclosures of the Company regarding the condition of the Bank or the Company or the adequacy of effectiveness of its internal control over financial reporting or disclosure controls and procedures.

The Company intends to submit the required plan and to take other actions necessary to comply with the Capital Directive on a timely basis as circumstances permit.

The Bank will continue to conduct its banking business with customers in a normal fashion.  Banking products and services and hours of business will remain the same, and the Bank's deposits will remain insured by the FDIC to the maximum limits allowed by law.

Forward Looking Statements. This report contains forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions and expectations as to future trends, plans, events or results of operations.  These statements are based on current and anticipated economic conditions, the Company's financial condition, the quality of its loan and investment portfolios, competitive factors, actions by regulatory authorities and other matters which are subject to considerable uncertainty and cannot be predicted with any certainty.  Readers are cautioned not to place undue reliance on any such forward looking statements.

ITEM 9.01                                Financial Statements and Exhibits

Exhibit No.                                Description of Exhibit

Exhibit 99.1                                Capital Directive dated August 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 2010

INTEGRA BANK CORPORATION

By:	/s/ Michael B. Carroll
Michael B. Carroll
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description of Exhibit

Exhibit 99.1                                Capital Directive dated August 12, 2010